CV REIT, INC.                 NEWS
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100 Century Blvd.
West Palm Beach, FL  33417
Listed as CVI on
New York Stock Exchange
(561) 640-3155
FAX (561) 640-3160


COMPANY  H. Irwin Levy
CONTACT:  (561) 640-3100
                                   FOR IMMEDIATE RELEASE

     CV REIT ANNOUNCES AGREEMENT TO ACQUIRE SHOPPING CENTERS

     WEST PALM BEACH, FL, April 28 -- CV Reit (NYSE:  CVI), a

real estate investment trust, reported today it has entered into a contract to acquire 22 strip shopping centers valued at

approximately $110 million.  The company entered into the

previously announced agreement with several private owners and entities for the acquisition of a commercial real estate

management company, corporate offices and up to 22 strip shopping centers located primarily in eastern Pennsylvania and southern

New Jersey.  The agreement provides for a 45 day due-diligence period and is subject to shareholder approval.  The transaction is projected to be completed in Sept. 1997.

     H. Irwin Levy, president of Hilcoast Development Corp., the financial advisor to CV Reit, explained that the transaction contemplates the formation of a limited partnership with CV Reit as the general partner.  The company will either issue stock or partnership units in exchange for interests in real estate.  The principal of the acquired management company will be responsible for management of the commercial properties.

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1997